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                                                                     EXHIBIT 4.7

                                                                  EXECUTION COPY

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                     COMMON SECURITIES GUARANTEE AGREEMENT



                               BTI CAPITAL TRUST



                         Dated as of November 25, 1997

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                               Table of Contents

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                                                                            Page
                                                                            ----
SECTION 1.01. Definitions Interpretation...................................   1

                                  ARTICLE II
                                  GUARANTEE

SECTION 2.01.  Guarantee...................................................   3
SECTION 2.02.  Subordination...............................................   3
SECTION 2.03.  Waiver of Notice and Demand.................................   3
SECTION 2.04.  Obligations Not Affected....................................   4
SECTION 2.05.  Rights of Holders...........................................   5
SECTION 2.06.  Guarantee of Payment........................................   5
SECTION 2.07.  Subrogation.................................................   5
SECTION 2.08.  Independent Obligations.....................................   5

                                  ARTICLE III
                   LIMITATION OF TRANSACTIONS, SUBORDINATION

SECTION 3.01.  Limitation of Transactions..................................   5
SECTION 3.02.  Subordination...............................................   6

                                  ARTICLE IV
                                  TERMINATION

SECTION 4.01.  Termination.................................................   6

                                  ARTICLE V
                                 MISCELLANEOUS

SECTION 5.01.  Successors and Assigns......................................   7
SECTION 5.02.  Amendments..................................................   7
SECTION 5.03.  Notices.....................................................   7
SECTION 5.04.  Benefit.....................................................   8
SECTION 5.05.  Governing Law...............................................   8

                                       i
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                     COMMON SECURITIES GUARANTEE AGREEMENT


     This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of November 25, 1997, is executed and delivered by Breed Technologies, Inc., a Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of BTI Capital Trust, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of November 25, 1997, as amended from time to time, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Issuer, the Issuer is issuing on the date hereof 154,140 (177,836, if the initial purchasers named in the Purchase Agreement (as defined in the Declaration) exercise their over-allotment option in full) common securities (the "Common Securities"), having an aggregate liquidation amount of $7,732,000 ($8,891,800, if such over-allotment option is exercised in full) and designated the 6.50% Convertible Trust Common Securities, representing undivided, beneficial interests in the assets of the Issuer and having the terms set forth in Annex I to the Declaration;

     WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth in this Common Securities Guarantee, to pay to the holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, as of the date hereof, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the holders of Common Securities.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

      SECTION 1.01.  Definitions Interpretation.
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                                                                               2


     In this Common Securities Guarantee, unless the context otherwise requires:

          (a) Capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01 or in the Declaration, as the case may be;

          (b) Terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

          (c) a terms defined anywhere in this Common Securities Guarantee has the same meaning throughout;

          (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this common Securities Guarantees modified, supplemented or amended from time to time;

          (e) all references in this common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

          (f) a reference to the singular includes the plural and vice versa.

          "Distributions" means the periodic distributions and other payments payable to the Holders in accordance with the terms of the Common Securities set forth in Annex I to the Declaration.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Common Securities, to the extent the Issuer has funds available therefor; (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "REDEMPTION PRICE"), to the extent the Issuer has funds available therefor, with respect to any of the Common Securities called for redemption by the Issuer; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders or the redemption of all the Common Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, and (b) the amount of assets of the Issuer remaining available for distribution to Holders upon the liquidation of the Issuer
     (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee payments under this Common Securities
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                                                                               3

     Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any of the Common Securities.

          "Indenture" means the Indenture dated as of November 25, 1997, between the Guarantor and Wilmington Trust Company, as trustee, pursuant to which the Debentures are to be issued.

          "Preferred Securities" mean the securities representing preferred undivided beneficial ownership interests in the assets of the Issuer.

                                   ARTICLE II

                                   GUARANTEE

      SECTION 2.01.  Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amount by the Guarantor to the Holders or by causing the Issuer to pay such amounts to such Holders.

      SECTION 2.02.  Subordination.

     If an event of default under the Indenture has occurred and is continuing, the rights of Holders to receive Guarantee Payments under this Common Securities Guarantee are subordinate to the rights of the holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

      SECTION 2.03.  Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.
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                                                                               4

      SECTION 2.04.  Obligations Not Affected.

     The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Common Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.04 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.
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                                                                               5

      SECTION 2.05.  Rights of Holders.

     The Guarantor expressly acknowledges that any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other person or entity.

      SECTION 2.06.  Guarantee of Payment.

     This Common Securities Guarantee creates a guarantee of payment and not of collection.

      SECTION 2.07.  Subrogation.

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      SECTION 2.08.  Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.04 hereof.

                                  ARTICLE III

                   LIMITATION OF TRANSACTIONS, SUBORDINATION

      SECTION 3.01.  Limitation of Transactions.

     So long as any Common Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Debentures by extending the interest payment period and such extension shall be continuing,
(ii) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, or (iii) there shall have occurred and be continuing any event that, with the giving of notice or lapse of time or both, would constitute an event of default under the Indenture or under the Declaration that has not been cured or waived, then (a) the Guarantor shall not declare or pay any dividend on, make any distribution or
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liquidation payment with respect to, or redeem, purchase or acquire any shares of the Guarantor's capital stock (other than (i) purchases or acquisitions of shares of the Guarantor's common stock (the "Common Stock") in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plan or the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Guarantor or the security being converted or exchanged, (iv) purchases or acquisitions of shares of the Common Stock to be used in connection with acquisitions of the Common Stock by shareholders pursuant to a dividend reinvestment plan, or (v) stock dividends paid by the Guarantor where the dividend stock is the same stock as that on which the dividend is paid), (b) the Guarantor shall not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) of the Guarantor that rank pari passu with or junior to the Debentures, and (c) the Guarantor shall not make any guarantee payment with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee and this Common Securities Guarantee).

      SECTION 3.02.  Subordination.

     This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor except any liability that may be pari passu expressly by its terms, and (ii) senior to all capital stock now or hereafter issued by the Guarantor and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock.

      SECTION 3.03.  Pari Passu Guarantees.

     The obligations of the Guarantor under this Common Securities Guarantee shall rank pari passu with the obligations of the Guarantor under any similar Common Securities Guarantee (as defined in the Indenture) now or hereafter entered into by the Guarantor in respect of any other trust or similar financing vehicle sponsored by the Guarantor.

                                   ARTICLE IV

                                  TERMINATION

      SECTION 4.01.  Termination.

     This Common Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Common Securities; (ii) distribution of the Debentures held by the Issuer to the Holders; or (iii) full payment of the amounts payable in accordance with the Declaration
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upon liquidation of the Issuer. Notwithstanding the foregoing, this Common
Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any Holder must restore payment of any sum paid under the Common Securities or under this Common Securities Guarantee.

                                   ARTICLE V

                                 MISCELLANEOUS

      SECTION 5.01.  Successors and Assigns.

     All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding. Except in connection with any permitted merger of consolidation of the Guarantor with or into another entity or any permitted sale, transfer or lease of the Guarantor's assets to another entity, the Guarantor may not assign its rights or delegate its obligations under this Common Securities Guarantee without the prior approval of the Holders of at least a majority of the aggregate stated liquidation amount of the Common Securities then outstanding. All guarantees and agreements contained in this Common Securities Guarantee shall bind the permitted successors, assigns and transferees of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

      SECTION 5.02.  Amendments.

     Except with respect to any change that does not adversely affect the rights of Holders (in which case no vote will be required), this Common Securities Guarantee may be amended only with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding common Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of Section 11.2 of the Declaration with respect to meetings of Holders of the Securities shall apply to the giving of such approval.

      SECTION 5.03.  Notices.

     All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, faxed or mailed by registered or certified mail, as follows:

          (a) if given to the Issuer, in care of the Regular Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders):
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                                                                               8

                    BTI Capital Trust
                    c/o Breed Technologies, Inc.
                    5300 Old Tampa Highway
                    Lakeland, Florida 3807-3050
                    Attention: Charles J. Speranzella, Jr.

          (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

                    Breed Technologies, Inc.
                    5300 Old Tampa Highway
                    Lakeland, Florida 3807-3050
                    Attention: Charles J. Speranzella, Jr.

          (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, faxed with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      SECTION 5.04.  Benefit.

     This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

      SECTION 5.05.  Governing Law.

     THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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     THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                    BREED TECHNOLOGIES, INC.



                                    By:  /s/ Charles J. Sperenzella, Jr.
                                         -------------------------------
                                         Name:
                                         Title: